KCCW
Certificate Publc Accountants

Audit  Tax  Consulting  Financial Advisory
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Registered with Public Company Accounting Oversight Board
(PCAOB)

November 30, 2018

Office of the Chief Accountant
Securities and Exchange Commission
460 Fifth Street N. W.
Washington, DC 20549

Re: Bhatt Developers and Builders, Inc.

Dear Sirs / Madams,

We have received a copy of, and are in agreement with, the statements being made by Bhatt Developers and Builders, Inc. in
Item 4.02 of its Form 8-K dated November 30, 2018 and captioned "Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review."

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.



		Sincerely,



		KCCW Accountancy Corp




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                                        KCCW Accountancy Corp.
       5042 Wilshire Blvd., #30011, Los Angeles, CA 90036, USA
Tel: +1 323 867 9880 * Fax: +1 323 375 0500 * info@kccwcpa.com